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                                                                 EXHIBIT 10.24

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

DATED                        AUGUST 23                             1999
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(1)                           BTG INTERNATIONAL LIMITED


                                     - and -

(2)                               LEUKOSITE, INC.




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                            FURTHER DEED OF VARIATION
                        relating to the Licence Agreement
                           made between the parties on
                                31(st) March 1997

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THIS DEED OF VARIATION made the 23rd day of August 1999 BETWEEN

(1) BTG INTERNATIONAL LIMITED whose company registration number in England is 2664412 and whose registered office address is at 10 Fleet Place, Limeburner Lane, London, EC4M 7SB ("BTG"); and

(2) LEOKOSITE INC a Delaware corporation having an address at 215 First Street, Cambridge, MA 021142 ("the Licensee")

is supplemental to the Licence Agreement made between the parties on 31st March 1997 (which Licence Agreement, as amended by a Deed of Variation dated 19th May 1998, and a Supplemental Agreement of the same date, is referred to below as "the Licence Agreement").

WHEREAS:-

(A) The Licensee's affiliate and sub-licensee L&I Partners L.P. ("L&I) has today entered into a Distribution and Development Agreement with Schering AG ("Schering") relating to distribution and development of products made under the licences granted in the Licence Agreement;

(B) The parties have agreed to vary certain of the terms of the Licence Agreement to reflect the arrangements in the Distribution Agreement.

IT IS AGREED THAT:-

1.   LICENSEE WARRANTIES AND UNDERTAKINGS

1.1 Licensee warrants to BTG that the executed Distribution and Development Agreement ("the Distribution Agreement") is in the form which is attached as Appendix A and initialled by both parties and that it is the entire agreement between L&I and Schering in relation to Campath products.

1.2 The Licensee also undertakes to BTG that the Licensee shall procure that L&I will not vary or amend the terms of the Distribution Agreement in any way or assign or charge its rights thereunder without obtaining BTG's prior written consent. Such consent shall not e unreasonably withheld but BTG shall be fully entitled to withhold consent where it is of the belief that the variation or assignment or charge would be to the detriment of or prejudicial to BTG.

2.   VARIATIONS TO THE LICENCE AGREEMENT

The licence Agreement shall hereafter be read and construed as if:-

2.1  The following clause 2.4 was added:-

     2.4 This Licensee shall make each payment which is to be made under this Agreement by telegraphic transfer direct to BTG's US dollars account for which the details are:-

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                  Account Number:    [**]
                  Account Name:      BTG International Limited
                  Sort Code:         56-00-33
                  Bank Name:         National Westminster Bank plc
                  Branch Name:       Westminster
                  Branch Address:    57 Victoria Street, London, SW1H 0HN

2.2  The following clauses 7.4, 7.5, 7.6 and 7.7 were added after clause 7.3:

               7.4 With respect to the Distribution and Development Agreement by and between L&I Partners L.P. ("L&I") and Schering A.G. ("Schering") (the "Distributor Agreement") none of the payments, loans or other consideration received under the Distribution Agreement are subject to clause 7.1, 7.2 or 7.3 hereof other than any received under Section 4.2 (b) of the Distribution Agreement (re distribution rights to THIRD PARTIES) and any received under
               Section 13.13 of the Distribution Agreement (infringements). For the avoidance of doubt it is declared that this clause shall not affect or alter any clauses of this Agreement other than said clauses 7.1, 7.2 and 7.3.

     7.5  The Licensee shall make the following payments to BTG:

          7.5.1 [**] dollars, U.S. ($[**]) within ten (10) days after L&I receives the [**] dollar, U.S. ($[**]) loan pursuant to
                    Section 9(a) (i) of the Distribution Agreement and [**] dollars, U.S. ($[**]) within ten (10) days after L&I receives the [**] dollar, U.S. ($[**]) loan pursuant to
                    Section 9(a) (iv) of the Distribution Agreement; and

          7.5.2     the greater of:-

                    7.5.2.1 [**] percent ([**]%) of each payment or loan made to L&I pursuant to Section 12.1 (c) (iii) (H) of the Distribution Agreement; and

                    7.5.2.2 [**] percent ([**]%) of any "Excess Payment" with "Excess Payment" calculated on an indication by indication basis and wherein "Excess Payment" means the amount by a payment or loan made under
                              Section 12.1 (c) (iii) (H) of the Distribution Agreement for the relevant indication exceeds the aggregate of the Development Expenses (as defined in the Distribution Agreement) incurred by L&I under the Distribution

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                              Agreement for that indication less the amount of Development Expenses that are reimbursed by Schering for that indication and less the amount of Development Expenses for that indication that have been or are credited against any loan made under the Distribution Agreement.

                    Any amount due under clause 7.5.2 is due and payable within thirty (30) days after the relevant payment under Section
                    12.1 (c) (iii) (H) of the Distribution Agreement.

          7.6 To the extent that pursuant to Section 12.1 (c) (iii) (H) of the Distribution Agreement L&I is entitled to receive an additional payment or loan Licensee shall pay BTG a proportionate amount thereof in accordance with clauses 7.5.2

          7.7 To the extent that pursuant to Section 12.1 (c) (iii) (H) of the Distribution Agreement L&I actually makes a bona fide refund payment to Schering, the Licensee shall calculate the overpayment to BTG (under clauses 7.5.2) and may then credit such overpayment against royalties payable to BTG under this Agreement provided that the Licensee may not credit the overpayment so that it would amount to more than [**] percent ([**]%) of the royalties otherwise payable in any calendar year (but the Licensee may then carry forward any uncredited part of the overpayment for crediting against royalties in future years).

2.3  The following clause 5.7 is added after clause 5.6:

          5.7 The Licensee has the right to disclose Know-how to a third party in conjunction with the exercise of the rights and licenses granted to Licensee provided that the third party agrees to be bound by the confidentiality obligations of clauses 5.3 and 17.3.1 (but this is without prejudice to any obligations which the Licensee has to WF in relation to confidentiality).

2.4  The following clauses 10.3 and 10.4 were added after clause 10.2:-

          10.3 The Licensee shall procure that L&I permits BTG the same access, information and assistance in relation to L&I's accounts records and documentation as the Licensee is obliged to provide to BTG in respect of the Licensee's accounts records and documentation under clause 10 of the Licence Agreement. This is for the purpose of allowing BTG to verify whether all payments provided for in this Agreement have been properly and fully made to BTG; and

          10.4 If further distribution rights are granted to third parties by L&I, as anticipated by Section 4.2(b) of the Distribution Agreement then the Licensee shall use all reasonable endeavours to procure that BTG is granted appropriate audit rights in relation to those third parties (to enable BTG to verify royalties)

2.5  The following was added at the end of clause 12:-

     Each of the undertakings above apply to each indication for which the Licensee has or has acquired rights hereunder. The word `indication' in this clause and the rest of this shall mean `propymphocytic leukaemia and chronic lymphocytic leukemia' as one and each of the indications specified in the Options, (giving six indications in all).

2.6 The words `subject to clause 16.6' were inserted at the beginning of clauses 16.2 and 16.3.

2.7 The cross-reference `16.2' in clause 16.4 was changed to `16.2.2, 16.2.4, 16.2.5' remedy in the case of 16.2.1 shall be subject to payment of all default interest due to BTG under this Agreement and a remedy period agreement with BTG'.

2.8 The wording of clause 16.2.3 was changed to `if the Licensee is to breach any of the terms or obligations of any of its Agreements with WF and BTG is requested by WF to terminate this agreement (such request being made pursuant to the agreement made between WF and BTG on 31st March 1997)'.

2.9  The following clause 16.6 was added after clause 16.5:-

     If the Licensee is in breach of any of clauses 12.3, 12.4, 12.5 or 12.6 or clause 16.3 applies and (in any such case) BTG serves a notice of termination then that notice of termination shall only apply to the indication which is the subject of the breach or delay and on any such notice becoming effective (forthwith where notice is under clause 16.2 and six months after date of service where notice is under clause 16.3) that notice shall only apply to the relevant indication. The effect shall then be that the Licensee is deemed to lose the rights which it acquired on exercise of the relevant Option(s), with no right to re-exercise, or it loses rights in respect of propymphocytic leukaemia and chronic lymphocytic leukaemia (as appropriate), rather than the Agreement as a whole terminating.

2.10 The following was added as a new clause 16.7:-

     BTG shall not exercise any right which it has to terminate its agreement with WF dated 31st March 1997 without first obtaining the Licensee's prior consent (such consent not to be unreasonably withheld or delayed).

3.   ROYALTIES

For the avoidance of doubt it is declared that arm's length sales of FINAL FORM PRODUCT (as defined in the Distribution Agreement) by Schering shall be Chargeable Transactions under the Licence Agreement and shall be the subject of a royalty under clause 6.1 thereof.

4.   LAW

     4.1 This Agreement is to be read and construed in accordance with, and governed by, English law.

     4.2 The Licensee submits to the jurisdiction of the English Courts and BTG submits to the jurisdiction of the Commonwealth of Massachusetts, USA.

IN WITNESS whereof this document has been executed as a Deed the day and year first above written.

                                     (The COMMON SEAL of
                                     (BTG INTERNATIONAL LIMITED was
                                     (affixed to this Deed in the presence of:-





                                   [ILLEGIBLE]
                          Director/Authorised Signatory

                                   [ILLEGIBLE]
                         Secretary/ Authorized Signatory



The COMMON SEAL of
LEUKOSITE INC was affixed
to this Deed in the presence of:-


                  [ILLEGIBLE]
                  Director

                  [ILLEGIBLE]
                  Authorised Offier